Exhibit 10.55
EXECUTION COPY
JOINDER AND FIRST AMENDMENT
THIS JOINDER AND FIRST AMENDMENT TO THE RECEIVABLES SALE AND CONVEYANCING AGREEMENT (this “Amendment”), dated as of November 28, 2014, is entered into by and among:

1.	Powertel/Memphis, Inc., a Delaware corporation;

2.	Triton PCS Holdings Company L.L.C., a Delaware limited liability company (collectively, the “Joining Sellers”);

3.	T-Mobile West LLC, a Delaware limited liability company;

4.	T-Mobile Central LLC, a Delaware limited liability company;

5.	T-Mobile Northeast LLC, a Delaware limited liability company;

6.	T-Mobile South LLC, a Delaware limited liability company (collectively, the “Original Sellers”); and

7.	T-Mobile PCS Holdings LLC, a Delaware limited liability company (the “Purchaser”).
WHEREAS, the Original Sellers and the Purchaser are parties to that certain Receivables Sale and Conveyancing Agreement, dated as of February 26, 2014 (as amended, restated, or supplemented from time to time, the “Agreement”);
WHEREAS, the parties hereto desire for the Joining Sellers to become “Sellers” under, and as such term is defined in, the Agreement and otherwise to amend the Agreement in certain respects as provided herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.     Defined Terms. Capitalized terms used and not otherwise defined herein are used as defined in the Agreement.
2.    Joinder. Effective as of the date hereof, each of the Joining Sellers hereby irrevocably, absolutely and unconditionally shall become a party to the Agreement as a Seller and agrees to be bound by all the terms, conditions, covenants, obligations, liabilities and undertakings of each Seller or to which each Seller is subject thereunder, all with the same force and effect as if such Joining Seller were a signatory to the Agreement, but effective as of the date hereof.
3.    Amendment to Section 1.02. Effective as of the date hereof, the following definitions shall be added to Section 1.02 of the Agreement in the appropriate alphabetical order:
“Designated November 2014 Receivable” means a receivable originated by either of the November 2014 Joining Sellers in November 2014 on or before the Amendment Effective Date.

NY-1146206 v7

“November 2014 Joining Sellers” means, collectively: Powertel/Memphis, Inc., a Delaware corporation; and Triton PCS Holdings Company L.L.C., a Delaware limited liability company; and “November 2014 Joining Seller” shall mean each of them.
“Original Sellers” shall mean, collectively, T-Mobile Central LLC, a Delaware limited liability company; T-Mobile Northeast LLC, a Delaware limited liability company; T-Mobile South LLC, a Delaware limited liability company; and T-Mobile West LLC, a Delaware limited liability company; and “Original Seller” shall mean each of them.
“Sellers” shall mean, collectively and notwithstanding the definition of “Seller” and “Sellers” set forth in the preamble to this Agreement, the Original Sellers and the November 2014 Joining Sellers, and “Seller” shall mean each of the Original Sellers and each of the November 2014 Joining Sellers.
4.    Amendment to Section 2.01(a). Effective as of the date hereof, Section 2.01(a) of the Agreement shall be divided into four clauses and amended and restated in its entirety to read as follows:
(i)    Subject to the terms and conditions set forth in this Agreement, each Original Seller on the Closing Date and each Business Day may, with respect to Receivables that are not Eligible Receivables, and will, with respect to all Eligible Receivables, sell, transfer, assign, set-over and otherwise convey and the Purchaser shall purchase all of the Original Sellers’ right, title and interest in and to such Receivables not previously sold to the Purchaser, and all associated Related Rights (including all Collections associated with the foregoing) with respect thereto.
(ii)    Subject to the terms and conditions set forth in this Agreement, each November 2014 Joining Seller will, on the Amendment Effective Date, with respect to Designated November 2014 Receivables that are Eligible Receivables, sell, transfer, assign, set-over and otherwise convey and the Purchaser shall purchase all of the November 2014 Joining Sellers’ right, title and interest in and to such Receivables, and all associated Related Rights (including all Collections associated with the foregoing) with respect thereto; and, in connection with the foregoing, the parties hereto, for all purposes, shall account for each Designated November 2014 Receivable as if it had been sold by the applicable November 2014 Joining Seller on the date it was originated.
(iii)    Subject to the terms and conditions set forth in this Agreement, each November 2014 Joining Seller on each Business Day after the Amendment Effective Date may, with respect to newly created Receivables originated after the Amendment Effective Date that are not Eligible Receivables, and will, with respect to all newly created

Receivables originated after the Amendment Effective Date that are Eligible Receivables, sell, transfer, assign, set-over and otherwise convey and the Purchaser shall purchase all of the November 2014 Joining Sellers’ right, title and interest in and to such Receivables not previously sold to the Purchaser, and all associated Related Rights (including all Collections associated with the foregoing) with respect thereto.
(iv)    Each such sale, transfer, assignment, set-over and conveyance pursuant to clauses (i), (ii) and (iii) above shall be executed without recourse (other than as expressly provided herein).
5.    Amendment as to Anti-Corruption and Sanctions. Effective as of the date hereof, the following text shall be inserted in the Agreement as new Article 7:
ARTICLE 7
ANTI-CORRUPTION; SANCTIONS
Section 7.01    Definitions. In this Article 7:
“Anti-Corruption Laws” means all United States laws, rules, and regulations applicable to any Seller or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and any economic sanctions regulations administered and enforced by OFAC or the U.S. Department of State.
“OFAC” means the Office of Foreign Assets Control of the United States Department of Treasury.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including, without limitation, as of the Amendment Effective Date, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria.
“Sanctioned Person” means, at any time, any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State.
“Sanctions” means economic, financial or other sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

7.02    Representation of Sellers. Each Seller hereby represents and warrants to the Purchaser that, as of the Amendment Effective Date and each Purchase Date thereafter:
(a)     policies and procedures have been implemented and maintained by such Seller or on its behalf that are designed to achieve compliance by it and its Subsidiaries, directors, officers, and employees with Anti-Corruption Laws and applicable Sanctions, and each Seller, its Subsidiaries and their respective officers and employees and, to the best knowledge of such Seller, its Affiliates, officers, employees, and directors acting in any capacity in connection with or directly benefiting from the purchase facility established hereby, are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects;
(b)    no Seller nor any of its Subsidiaries or, to the knowledge of such Seller, any of its Affiliates, directors, officers, or employees, that will act in any capacity in connection with or directly benefit from the purchase facility established hereby, is a Sanctioned Person; and
(c)    no Seller nor any of its Subsidiaries is organized or resident in a Sanctioned Country.
7.03    Affirmative Covenant of Sellers. Policies and procedures shall be maintained and enforced by or on behalf of each Seller that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in its reasonable judgment, by it and each of its Subsidiaries and their respective directors, officers, and employees with Anti-Corruption Laws and applicable Sanctions. No proceeds of the sale of any Purchased Receivable by the Seller shall be used in a manner that causes it to violate Anti-Corruption Laws or results in the violation of any Sanctions that are applicable to it.
7.04    Negative Covenant of Sellers. Each Seller shall not use, and shall cause its Subsidiaries and its and their respective directors, officers and employees not to use, the proceeds of the sale of any Purchased Receivable (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent that doing so would result in the violation of any Sanctions that are applicable to such Seller.
6.    True Sale; Grant of Security Interest. Without limiting the generality of the foregoing, the parties hereto intend and agree that any conveyance by a Joining Seller under the Agreement is intended to be a sale, assignment, conveyance, set over and transfer of ownership of the related Receivables and Related Rights so that such Receivables and Related Rights shall not be part of such Joining Seller’s estate in the event of the filing of a bankruptcy petition by or against such Joining Seller under any Insolvency Law. In the event, however, that notwithstanding such intent and agreement, a conveyance contemplated hereby is determined not to be a sale and conveyance of ownership, each Joining Seller hereby grants to the Purchaser a perfected first priority security interest in such Joining Seller’s right, title and interest in and to (a) such Receivables, (b) Related Rights, and (c) all income from and proceeds of the foregoing, collectively, and the Agreement shall constitute a security agreement under applicable law, securing such Joining Seller’s obligations thereunder. If such conveyance is deemed to be the mere granting of a security interest to secure a borrowing, the Purchaser may, to secure the Purchaser’s own borrowing under the Contribution Agreement (to the extent that a transfer of the Receivables, the Related Rights, and all income from and proceeds of the foregoing to T-Mobile Airtime Funding is deemed to be a mere granting of a security interest to secure a borrowing) repledge and reassign to T-Mobile Airtime Funding (i) all or a portion of the Receivables, pledged to the Purchaser and not released from the security interest of the Agreement at the time of such pledge and assignment, (ii) the other Related Rights, and (iii) all income from and proceeds of the foregoing. Such repledge and reassignment may be made by the Purchaser with or without a repledge and reassignment by the Sellers of their rights under the Agreement, and without further notice to or acknowledgment from the applicable Joining Seller. Such Joining Seller waives, to the extent permitted by applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against the Purchaser or any assignee of the Purchaser relating to such action by the Purchaser in connection with the transactions contemplated by the Contribution Agreement, the Receivables Purchase Agreement and the other Transaction Documents.
7.    Affirmations. Each Joining Seller hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Sellers contained in the Agreement. For the avoidance of doubt, the term “Transaction Documents,” as used in Section 3.01 of the Agreement, shall include this Amendment.
8.    Representations and Warranties. Each of the parties hereto hereby represents and warrants that this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to the general principals of equity.
9.    Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and reaffirmed by the parties hereto. All references to the Agreement shall be deemed to mean the Agreement as modified hereby. The parties hereto agree to be bound by the terms and conditions of the Agreement as amended by this Amendment, as though such terms and conditions were set forth herein.
10.    Counterparts. This Amendment may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.
11.    Further Amendment. This Amendment may not be amended or otherwise modified except as provided in the Agreement.
12.    Section Headings. The section headings in this Amendment are for reference only and shall not affect the construction of this Amendment.
13.    Governing Law; Venue; Waiver of Jury Trial. The provisions of Section 6.06, 6.12 and 6.13 of the Agreement are hereby incorporated by reference as if fully set forth herein, except that references therein to “this Agreement” shall be construed herein as references to the Agreement, as amended by this Amendment.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date written above.

T-MOBILE PCS HOLDINGS LLC, as the Purchaser By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President & Chief Financial Officer	T-MOBILE WEST LLC, as an Original Seller By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President & Chief Financial Officer
T-MOBILE CENTRAL LLC, as an Original Seller By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President & Chief Financial Officer	T-MOBILE NORTHEAST LLC, as an Original Seller By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President & Chief Financial Officer
T-MOBILE SOUTH LLC, as an Original Seller By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President & Chief Financial Officer	POWERTEL/MEMPHIS, INC., as a Joining Seller By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President & Chief Financial Officer
TRITON PCS HOLDINGS COMPANY L.L.C., as a Joining Seller By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President & Chief Financial Officer

Joinder and First Amendment to Conveyancing Agreement

ACKNOWLEDGED AND ACCEPTED:

T-MOBILE US, INC., as Performance Guarantor By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President & Chief Financial Officer	T-MOBILE AIRTIME FUNDING LLC, as Funding Purchaser and Funding Seller By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President & Chief Financial Officer

Joinder and First Amendment to Conveyancing Agreement

BILLING GATE ONE LLC, as Purchaser under the Master Receivables Purchase Agreement
By: Billing Gate One Trust, as Manager
By: Wells Fargo Delaware Trust Company, National Association, solely as Trustee and not in its individual capacity

By: /s/ Sandra Battaglia
Name: Sandra Battaglia
Title: Vice President

Joinder and First Amendment to Conveyancing Agreement

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, as Bank Purchasing Agent and a Bank Purchaser
By: /s/ Bjoern Mollner Name: Bjoern Mollner Title: VP	By: /s/ Björn Reinecke Name: Björn Reinecke Title: Authorized Signatory

Joinder and First Amendment to Conveyancing Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., DÜSSELDORF BRANCH, as a Bank Purchaser
By: /s/ M. Escott Name: M. Escott Title: Head of Securitization	By: /s/ Tsuyoshi Yamoto Name: Tsuyoshi Yamoto Title: Director

Joinder and First Amendment to Conveyancing Agreement